UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

NEOGENIX ONCOLOGY, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Northern Boulevard, Suite 24 Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 482-1200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 1 and 29, 2010, we closed capital raises of $1,265,250 and $2,362,500, respectively, through the sale of 101,220 and 189,000 shares, respectively, of our common stock at a price per share of $12.50 in a private placement.

Also, on January 5, 2011, we issued a press release announcing that we have been awarded an additional grant under the Qualifying Therapeutic Discovery Project Program, bringing the total amount received by us under this federal program to $733,437.74. The latest grant, which totals $244,479.24, was awarded for the therapeutic development of our NPC-1C antibody. A copy of the above referenced press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Index to Exhibits attached hereto.

Certain statements in this report are forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used herein, the words “anticipate,” “expect,” “believe,” “intend,” “plan” and “estimate” and similar expressions as they relate to us or our management, are intended to identify forward looking statements. Such statements are based on current expectations about future events, which we have derived from information currently available to us, and involve a number of risks, uncertainties, and other factors that could cause the amendments to the clinical trial protocol or our IND, if any, to differ materially from those stated. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s registration of securities on Form 10 and quarterly report on Form 10-Q. Any forward looking statements in this report should be evaluated in light of these important risk factors. Any forward looking statement speaks only as of the date of this report and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any changes in events. If the company does update one or more forward looking statements, no inference should be drawn that it will make additional updates with respect to those or any other forward looking statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NEOGENIX ONCOLOGY, INC.

By:	/s/ Dr. Philip Arlen
Dr. Philip Arlen
Chief Executive Officer

Date: January 5, 2011

Index to Exhibits

Exhibit Number	Description

99.1	Press Release of the Company dated January 5, 2011